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                                                                   Exhibit 13(A)




                          CLASS B DISTRIBUTION PLAN OF
               MERRILL LYNCH GLOBAL FINANCIAL SERVICES FUND, INC.
                             PURSUANT TO RULE 12b-1


         DISTRIBUTION PLAN made as of the 26th day of November, 1999, by and between Merrill Lynch Global Financial Services Fund, Inc., a Maryland corporation (the "Fund"), and Merrill Lynch Funds Distributor, a division of Princeton Funds Distributor, Inc., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Fund intends to engage in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Directors of the Fund (the "Directors") are authorized to offer separate classes of shares, and

         WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

         WHEREAS, the Fund proposes to enter into a Class B Shares Distribution Agreement with the Distributor, pursuant to which the Distributor will act as the exclusive distributor and representative of the Fund in the offer and sale of Class B shares of common stock, par value $.10 per share (the "Class B Shares"), of the Fund to the public; and

         WHEREAS, the Fund desires to adopt this Class B Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which the Fund will pay an account maintenance fee and a distribution fee to the Distributor with respect to the Fund's Class B Shares; and

         WHEREAS, the Directors of the Fund have determined that there is a reasonable likelihood that adoption of the Plan will benefit the Fund and its Class B shareholders.

         NOW, THEREFORE, the Fund hereby adopts, and the Distributor hereby agrees to the terms of, the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

         1. The Corporation shall pay the Distributor with respect to the Class B Shares an account maintenance fee under the Plan at the end of each month at the annual rate of 0.25% of average daily net assets of the Fund relating to the Class B Shares to compensate the Distributor and securities firms with which the Distributor enters into related agreements pursuant to Paragraph 3 hereof ("Sub-Agreements") for providing account maintenance activities with respect to Class B shareholders of the Fund. Expenditures under the Plan may consist of
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payments to financial consultants for maintaining accounts in connection with
Class B Shares and payment of expenses incurred in connection with such account maintenance activities including the costs of making services available to shareholders including assistance in connection with inquiries related to shareholder accounts.

         2. The Fund shall pay the Distributor a distribution fee under the Plan at the end of each month at the annual rate of 0.75% of average daily net assets of the Fund relating to Class B Shares to compensate the Distributor and the securities firms with which the Distributor enters into related Sub-Agreements for providing sales and promotional activities and services. Such activities and services will relate to the sale, promotion and marketing of the Class B Shares. Such expenditures may consist of sales commissions to financial consultants for selling Class B Shares, compensation, sales incentives and payments to sales and marketing personnel, and the payment of expenses incurred in its sales and promotional activities, including advertising expenditures related to the Fund and the costs of preparing and distributing promotional materials. The distribution fee may also be used to pay the financing costs of carrying the unreimbursed expenditures described in this paragraph 2. Payment of the distribution fee described in this Paragraph 2 shall be subject to any limitations set forth in any applicable regulation of the National Association of Securities Dealers, Inc.

         3. The Fund hereby authorizes the Distributor to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities and services of the type referred to in Paragraphs 1 and 2 hereof. The Distributor may reallocate all or a portion of its account maintenance fee or distribution fee to such Securities Firms as compensation for the above-mentioned activities and services. Such Sub-Agreement shall provide that the Securities Firms shall provide the Distributor with such information as is reasonably necessary to permit the Distributor to comply with the reporting requirements set forth in Paragraph 4 hereof.

         4. The Distributor shall provide the Fund for review by the Board of Directors, and the Directors shall review at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and the distribution fee during such period.

         5. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Directors of the Fund and (b) those Directors of the Fund who are not "interested persons" of the Fund, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

         6. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 5.

         7. The Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding Class B voting securities of the Fund.


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         8. The Plan may not be amended to increase materially the rate of payments provided for herein unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of the Fund, and by the Directors of the Fund in the manner provided for in Paragraph 5 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 5 hereof.

         9. While the Plan is in effect, the selection and nomination of Directors who are not interested persons, as defined in the Investment Company Act, of the Fund shall be committed to the discretion of the Directors who are not interested persons.

         10. The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 4 hereof, for a period of not less than six years from the date of the Plan, or the date of such agreement or report, as the case may be, the first two years in an easily accessible place.

         IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first above written.

         MERRILL LYNCH GLOBAL FINANCIAL SERVICES FUND, INC.

                  By:          /s/  Terry K. Glenn
                           -------------------------------------
                                    (signature)

                  Name:    Terry K. Glenn
                           -------------------------------------

                  Title:   President
                           -------------------------------------


                  MERRILL LYNCH FUNDS DISTRIBUTOR, a division of
                  PRINCETON FUNDS DISTRIBUTOR, INC.

                  By:          /s/  Michael G. Clark
                           -------------------------------------
                                    (signature)

                  Name:    Michael G. Clark
                           -------------------------------------

                  Title:   Vice President and Treasurer
                           -------------------------------------


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                 CLASS B SHARES DISTRIBUTION PLAN SUB-AGREEMENT

         AGREEMENT made as of the 26th day of November 1999, by and between Merrill Lynch Funds Distributor, a division of Princeton Funds Distributor, Inc., a Delaware corporation (the "Distributor"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Securities Firm").

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, the Distributor has entered into an agreement with Merrill Lynch Global Financial Services Fund, Inc., a Maryland corporation (the "Fund"), pursuant to which it acts as the exclusive distributor for the sale of Class B shares of common stock of the Fund, par value $.10 per share (the "Class B Shares"); and

         WHEREAS, the Distributor and the Fund have entered into a Class B Shares Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), pursuant to which the Distributor receives an account maintenance fee from the Fund at the annual rate of 0.25% of average daily net assets of the Fund relating to Class B Shares for providing account maintenance activities and services with respect to Class B Shares and a distribution fee from the Fund at the annual rate of 0.75% of average daily net assets of the Fund relating to Class B shares for providing sales and promotional activities and services related to the distribution of Class B shares; and

         WHEREAS, the Distributor desires the Securities Firm to perform certain account maintenance activities and services, including assistance in connection with inquiries related to shareholder accounts, for the Fund's Class B shareholders and the Securities Firm is willing to perform such services;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1. The Securities Firm shall provide account maintenance activities and services with respect to the Class B Shares and incur expenditures in connection with such activities and services, of the types referred to in Paragraph 1 of the Plan.

2. The Securities Firm shall provide sales and promotional activities and services with respect to the sale of the Class B shares of the Fund, and incur distribution expenditures of the types referred to in paragraph 2 of the Plan.

3. As compensation for its services performed under this Agreement, the Distributor shall pay the Securities Firm an account maintenance fee and a distribution fee at the end of each calendar month in an amount agreed upon by the parties hereto.

4. The Securities Firm shall provide the Distributor, at least quarterly, such information as reasonably requested by the Distributor to enable the Distributor to comply with the reporting requirements of Rule 12b-1 regarding the disbursement of the fee account maintenance fee and the distribution fee during such period referred to in Paragraph 3 of the Plan.
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5.       This Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Directors of the Fund and (b) those Directors of the Fund who are not "interested persons" of the Fund, as defined in the Act, and have no direct or indirect financial interest in the operation of the Plan, this Agreement or any agreements related to the Plan or this Agreement (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on this Agreement.

6. This Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 5.

7. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

         MERRILL LYNCH FUNDS DISTRIBUTOR, a division of
         PRINCETON FUNDS DISTRIBUTOR, INC.

         By:     /s/  Michael G. Clark
             -----------------------------------------
                                   (signature)

         Name: Michael G. Clark
              ----------------------------------------

         Title: Vice President and Treasurer
                --------------------------------------

         MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED

         By:     /s/  Robert W. Dineen
             ----------------------------------------

         Name: Robert W. Dineen
               --------------------------------------

         Title: First Vice President
                -------------------------------------


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